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                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003

2004                                                     Income         Shares     Per Share
(in thousands, except per share amounts)              (Numerator)   (Denominator)    Amount
--------------------------------------------------------------------------------------------
BASIC EPS:
Net income available to common stockholders           $    27,528      26,564        1.04
EFFECT OF DILUTIVE SECURITIES:
Restricted stock                                                -         960
Convertible debt                                              814       4,117
Stock options                                                   -         455
Deferred shares                                                 -         122
                                                      -----------      ------        ----
DILUTED EPS:
Income available to common stockholders and assumed
     conversions                                      $    28,342      32,218        0.88
                                                      ===========      ======        ====

2003                                                  Income (loss)      Shares       Per Share
(in thousands, except per share amounts)               (Numerator)    (Denominator)    Amount
-----------------------------------------------------------------------------------------------
BASIC EPS:

Net income available to common stockholders           $       8,038     25,906             0.31

EFFECT OF DILUTIVE SECURITIES:
Restricted stock                                                  -        854
8.75% convertible subordinated debentures                        19        183
Stock options                                                     -        272
Deferred shares                                                   -        121
                                                      -------------     ------        ---------
DILUTED EPS:
Income available to common stockholders and assumed
     conversions                                      $       8,057     27,336        $    0.29
                                                      =============     ======        =========
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